Exhibit 4.1

Exhibit 4.1

FRONT FINISHED PAGE SIZE = 8.0” X 12.0”

LEGEND INDICATES (WILL NOT PRINT): PAGE SIZE

HomeStreet, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

COMMON STOCK COMMON STOCK

HS 0001 SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 43785V 10 2

THIS CERTIFIES THAT is the owner of

*** ART WORK APPROVAL *** 1921

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

HOMESTREET, INC. transferable on the books of the Company upon surrender of this Certificate properly endorsed for transfer. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions, as now or hereafter amended, of the Restated Articles of Incorporation of the Company and its Bylaws, to all of which the holder by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

It is the customer’s responsibility to ensure that this proof is correct in all areas. By approving this proof the customer states that he or she has reviewed all elements and assumes sole responsibility and liability for: 1.) copy, color, spelling, grammar, layout, etc. 2.) any errors or omissions including defects in the designation 3.) infringement or interference with trademarks, copyrights, designs, or any other property rights of another. Customer agrees to defend, indemnify and hold Sekuworks, LLC harmless from all expenses, loss or damage resulting from any claim based upon any of the foregoing customer responsibilities. All artwork must be approved by the customer with an authorized email and/or signature before a job can be entered into production.

Countersigned and Registered AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC Transfer Agent and Registrar Authorized Signature

HOMESTREET, INC.

The Company will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of capital stock authorized to be issued, the variations in the relative rights and preferences between the shares of each series of each class of capital stock so far as the same have been fixed and determined and the authority of the board of directors of the company to fix and determine the relative rights and preferences of subsequent series of each class of capital stock.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- UNIF GIFT MIN ACT- Custodian

UNIF TRF MIN ACT- Custodian (until age )

Additional abbreviations may also be used though not in the above list.

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares

Attorney

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer said stock on the books of the within named Association with full power of substitution in the premises.

Dated

Notice:

By

Signature(s) Guaranteed

The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

The signature(s) should be guaranteed by an eligible guarantor institution (banks,

stockbrokers, savings and loan association and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad.

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

For value received, hereby sell, assign and transfer unto

(Cust)

(Cust)

under Uniform Gifts to Minors

(State)

under Uniform Transfers

to Minors Act